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                                                                    EXHIBIT 99.1

MIAMI--(BUSINESS WIRE)--May 31, 2001--Continucare Corporation (AMEX:CNU), a leader in the field of providing outpatient healthcare services through managed care arrangements and home healthcare services in the Florida market, today reported that it did not make the semi-annual interest payment on its Convertible Subordinated Notes due 2002 within the 30-day grace period because the Company is continuing its discussions to restructure the Notes.

If the Company fails to reach an agreement with the noteholders and a related party regarding restructuring the Notes and the event of default continues, the principal of all Notes may be declared due and payable immediately, as well as any accrued and unpaid interest.

Continucare Corporation, headquartered in Miami, Florida, is a holding company with subsidiaries engaged in the business of providing outpatient physician care and home healthcare services.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the company's business and prospects, and cause results to differ materially from those set forth in the forward-looking statements. In addition to the factors set forth elsewhere in this release, the economic, competitive, governmental, technological and other factors identified in Continucare's filings with the Securities and Exchange Commission could affect the forward-looking statements contained in this release.

CONTACT:

     Continucare Corporation, Miami
     Spencer J. Angel, 305/350-7543
     SPENCER ANGEL@CONTINUCARE.COM